Exhibit 99.1

Pathward Financial, Inc.™ Declares Cash Dividend

SIOUX FALLS, S.D., August 25, 2022 - Pathward Financial, Inc.™ ("Pathward Financial" or the “Company”) (Nasdaq: CASH), formerly known as Meta Financial Group, Inc., announced that the Company will pay a cash dividend of $0.05 per share for the fourth fiscal quarter of 2022. This dividend will be payable on October 3, 2022 to shareholders of record as of September 8, 2022.

At June 30, 2022, the Company had total assets of $6.73 billion and shareholders’ equity of $724.8 million.

This press release and other important information about the Company are available at PathwardFinancial.com.

About Pathward Financial, Inc.™
Pathward Financial, Inc.™ (Nasdaq: CASH) is a U.S.-based financial holding company driven by its purpose to power financial inclusion for all™. Through our subsidiary, Pathward™, N.A., we strive to increase financial availability, choice and opportunity across our Banking as a Service and Commercial Finance business lines. These strategic business lines provide end-to-end support to individuals and businesses. Learn more at PathwardFinancial.com.

Investor Relations Contact
Justin Schempp
877-497-7497
jschempp@metabank.com

Media Relations Contact
mediarelations@metabank.com